Exhibit 99.1

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Contact Information:

Laurie W. Little
laurie.little@valeant.com
or
Elif McDonald
elif.mcdonald@valeant.com
514-856-3855
877-281-6642 (toll free)

Media:
Renée Soto
or
Chris Kittredge/Jared Levy
Sard Verbinnen & Co.
212-687-8080

VALEANT PHARMACEUTICALS ANNOUNCES THE ADDITION OF
SARAH B. KAVANAGH TO ITS BOARD OF DIRECTORS

LAVAL, Quebec, July 28, 2016 -- Valeant Pharmaceuticals International, Inc. (NYSE: VRX and TSX: VRX) today announced that the Board of Directors has appointed Ms. Sarah B. Kavanagh to serve as a director of the Board, effective July 22, 2016. With these changes, Valeant has increased the size of its board to 12 members, 11 of whom are independent.

“We are pleased that Sarah has agreed to join Valeant’s board,” said Joseph C. Papa, chairman and chief executive officer. “We want to ensure that Valeant’s board is a balanced group of individuals with complementary perspectives and expertise.  As a Canadian based company, Sarah’s broad experience in corporate finance and securities administration matters in Canada makes her an ideal addition to our Board of Directors.”

From June 2011 through May 2016, Ms. Kavanagh served as a Commissioner, and since 2014 as Chair of the Audit Committee, at the Ontario Securities Commission.  She is currently a director and Chair of the Audit Committee of Hudbay Minerals Inc. and a Trustee and Chair of the Compensation and Governance Committee of WPT Industrial REIT.  In addition to her public company directorships, she is a director and Chair of the Audit Committee at the American Stock Transfer & Trust Company LLC and the Canadian Stock Transfer Company, a director and Chair of the Audit and Investment Committee of Sustainable Development Technology Canada and a director of Canadian Tire Bank.  Between 1999 and 2010, Ms. Kavanagh served in various senior investment banking roles at Scotia Capital Inc., including Vice-Chair and Co-Head of Diversified Industries Group, Head of Equity Capital Markets, Head of Investment Banking.  Prior to Scotia Capital, Sarah held several senior financial positions with operating companies.  She started her career as an investment banker with a bulge bracket firm in NY. Ms. Kavanagh graduated from Harvard Business School with a Masters of Business Administration and received a Bachelor of Arts degree in Economics from Williams College.  Ms. Kavanagh also completed the Directors Education Program at the Institute of Corporate Directors in May 2011.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, gastrointestinal disorders, eye health, neurology and branded generics. More information about Valeant can be found at www.valeant.com.

Forward-looking Statements

 This press release may contain forward-looking statements, including, but not limited to, statements regarding Valeant's Board of Directors.  Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company's most recent annual or quarterly report and detailed from time to time in Valeant's other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements.  These forward-looking statements speak only as of the date hereof. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes, unless required by law.

###